Exhibit 21

PREFORMED LINE PRODUCTS COMPANY

SUBSIDIARIES

Domestic Subsidiaries:

Direct Power and Water Corporation

Albuquerque, New Mexico

International Subsidiaries:

Argentina

PLP Argentina SRL

Buenos Aires, Argentina

Australia

Preformed Line Products (Australia) Pty Ltd.

Sydney, Australia

Brazil

PLP-Produtos Para Linhas Preformados Ltda.

Sao Paulo, Brazil

Canada

Preformed Line Products (Canada) Ltd.

Cambridge, Ontario, Canada

Helix Uniformed Ltd.

Lachine, Quebec, Canada

China

Beijing PLP Conductor Line Products Co., Ltd.

Beijing, China

France

Preformed Line Products (France) SAS

Paris, France

Indonesia

PT Preformed Line Products Indonesia

Bekasi, Indonesia

Malaysia

Preformed Line Products (Malaysia) Sdn. Bhd

Selangor, Malaysia

Mexico

Preformados de Mexico S.A. de C.V.

Queretaro, Mexico

New Zealand

Electropar Ltd.

Auckland, New Zealand

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Poland

Belos-PLP SA

Beilsko-Biala, Poland

Russia

PLP Russia Ltd.

Moscow, Russia

South Africa

Preformed Line Products (South Africa) Pty. Ltd.

Pietermaritzburg, Natal

Republic of South Africa

Spain

APRESA – PLP Spain, S. A.

Sevilla, Spain

Thailand

Preformed Line Products (Asia) Ltd.

Bangkok, Thailand

Preformed Line Products (Thailand) Ltd.

Bangkok, Thailand

United Kingdom

Preformed Line Products (Great Britain) Ltd.

Andover, Hampshire, England

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